                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                    --------

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  October 17, 1997
                                                ------------------------------

                            DISCOUNT AUTO PARTS, INC.
             (Exact name of registrant as specified in its charter)



       FLORIDA                         1-11276                   59-1447420
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(State or other Jurisdiction     (Commission File No.)       (I.R.S. Employer
    of Incorporation)                                       Identification No.)




4900 Frontage Road South, Lakeland, Florida                             33815
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(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code:              (941) 687-9226
                                                                ----------------


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(Former name or former address, if changed since last report)



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DISCOUNT AUTO PARTS, INC.
CURRENT REPORT ON FORM 8-K                                                PAGE 2


ITEM 5.  OTHER EVENTS.

         On October 20, 1997, Discount Auto Parts, Inc., a Florida corporation (the "Company"), announced the execution of an Agreement and Plan of Merger dated October 17, 1997, by and among Hi-Lo Automotive, Inc. ("Hi-Lo"), a Delaware corporation, HLA Acquisition, Inc., a Delaware corporation ("Merger Sub"), and the Company (the"Merger Agreement"), a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The following description of the Merger Agreement is qualified in its entirety by reference to such exhibit. The Merger Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Merger Agreement by the requisite vote of Hi-Lo"s stockholders, Merger Sub will be merged with and into Hi-Lo. As a result of the merger of Merger Sub into Hi-Lo (the "Merger"), Hi-Lo would become a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, each outstanding share of Hi-Lo's common stock would be exchanged for 0.1485 of a share of the common stock of the Company so long as the market price of the Company's common stock is between $22.727 and $26.148 (based on the average closing prices of the Company's common stock during the ten trading days ending three days before Hi-Lo's stockholders meeting held to consider the Merger). If the average price of the Company's common stock during the specified period is less than $22.727 but above $20.78, then the exchange ratio will be increased to provide Hi-Lo's stockholders with $3.37 of the Company's common stock for each share of Hi-Lo common stock, but if the average price of the Company's common stock during the specified period is less than $20.78, Hi-Lo stockholders will receive 0.1624 of a share of the Company's common stock for each outstanding share of Hi-Lo common stock. If the average price of the Company's common stock during the specified period is more than $26.148 then the exchange ratio will be reduced to provide Hi-Lo's stockholders with $3.88 of the Company's common stock for each share of Hi-Lo common stock. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a purchase.

         On October 20, 1997, the Company and Hi-Lo issued a joint press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         A registration statement relating to the Company's Common Stock has not yet been filed with the Securities and Exchange Commission ("SEC"), nor has a proxy statement relating to a vote of Hi-Lo's stockholders on the Merger been filed with the SEC. The Company's Common Stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of any offer to buy any of the Company's Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.




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DISCOUNT AUTO PARTS, INC.
CURRENT REPORT ON FORM 8-K                                                PAGE 3

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit Number   Description of Exhibit

2.1              Agreement and Plan of Merger dated October 17, 1997, among
                 Discount Auto Parts, Inc., a Florida corporation, HLA
                 Acquisition, Inc., a Delaware corporation and Hi-Lo
                 Automotive, Inc., a Delaware corporation.

99.1             Joint Press Release of Discount Auto Parts, Inc. and Hi-Lo
                 Automotive, Inc. dated October 20, 1997 reporting on the execution of an Agreement and Plan of Merger dated October 17, 1997.


DISCOUNT AUTO PARTS, INC.
CURRENT REPORT ON FORM 8-K                                                PAGE 4


                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DISCOUNT AUTO PARTS, INC.



                                       By: /s/ William C. Perkins
                                           ------------------------------------
                                           William C. Perkins, President


                                       Dated : October 20, 1997


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                                INDEX TO EXHIBITS


Exhibit Number    Description

2.1 Agreement and Plan of Merger dated October 17, 1997, among Discount Auto Parts, Inc., a Florida corporation, HLA
                  Acquisition, Inc., a Delaware corporation and Hi-Lo
                  Automotive, Inc., a Delaware corporation.

99.1              Joint Press Release of Discount Auto Parts, Inc. and Hi-Lo
                  Automotive, Inc. dated October 20, 1997 reporting on the execution of an Agreement and Plan of Merger dated October 17, 1997.
